Exhibit 4.1

Execution Version

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of April 30, 2018, among Owens & Minor, Inc., a Virginia corporation (the “Company”), the guarantors signatory hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 16, 2014, among the Company, the Guarantors party thereto and the Trustee (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of April 2, 2018, among the Company, the Guarantors party thereto and the Trustee (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), related to the Company’s 3.875% Senior Notes due 2021 (the “2021 Notes”) and 4.375% Senior Notes due 2024 (the “2024 Notes” and together with the 2021 Notes, the “Notes”);
WHEREAS, the Company and the Guarantors entered into a Credit Agreement, dated as of July 27, 2017 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Credit Agreement”) with the Banks (as defined in the Credit Agreement) from time to time party thereto, Wells Fargo Bank, N.A., as administrative agent for the Pro Rata Facilities (as defined in the Credit Agreement), and Bank of America, N.A., as administrative agent for the Term B Facility (as defined in the Credit Agreement) (collectively, the “Administrative Agents”) and Bank of America, N.A. as the collateral agent (the “Collateral Agent”), pursuant to which the Banks have agreed to make loans or issue letters of credit to the Guarantors and the Company, in each case upon the terms and subject to the conditions set forth therein (the “Secured Indebtedness”);
WHEREAS, under Section 10.07 of the Base Indenture, the Company shall not, and shall not permit any Subsidiary to, with limited exceptions, issue, incur, assume or guarantee any Indebtedness secured by a Lien, other than a Permitted Lien, upon any Property of the Company or any Subsidiary, without in any such case making effective provision whereby the Notes shall be secured equally and ratably with, or prior to, such Indebtedness for so long as such Indebtedness shall be so secured;
WHEREAS, the Company wishes to provide collateral for the Secured Indebtedness;
WHEREAS, pursuant to a security and pledge agreement in the form attached hereto as Exhibit A (the “Security Agreement”), the Company and the Guarantors will therefore grant to the Collateral Agent on behalf of the Holders of the Notes, the Trustee and the other Secured Parties (as such term is defined in the Credit Agreement), certain Liens (collectively, “Credit Agreement Liens”) on certain assets of the Company and the Guarantors described in Section 2 of the Security Agreement (the “Collateral”) as security for the Secured Indebtedness and the obligations of the Company and the Guarantors under the Notes and the Indenture; and
WHEREAS, Section 9.01 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of any Holders to, among other things, secure the Notes.

AGREEMENT
NOW, THEREFORE, in consideration of the premises, the Company and the Guarantors covenant and agree with the Trustee, for the equal benefit of Holders of the 2021 Notes, and the equal benefit of Holders of the 2024 Notes, as applicable, as follows:
Section 1.Third Supplemental Indenture. As used herein “Third Supplemental Indenture,” “hereto’” “herein,” “hereof,” “hereby,” and similar expressions refer to this Third Supplemental Indenture and not to any particular Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof.
Section 2.Definitions in Third Supplemental Indenture. All terms contained in this Third Supplemental Indenture that are defined in the Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Indenture, unless the context otherwise specifies or requires.
Section 3.Acknowledgement of Liens; Release. The Trustee hereby acknowledges the granting of the Credit Agreement Liens on the Collateral to the Collateral Agent, for the benefit of the Trustee and the Holders pursuant to the Security Agreement, to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes on an equal and ratable basis with the Secured Indebtedness and, in connection herewith, the Trustee hereby acknowledges on behalf of the Holders the execution and delivery of the Security Agreement pursuant to which such Credit Agreement Liens on the Collateral referred to herein shall be granted to the Collateral Agent, for the benefit of the Holders of the Notes, the Trustee and the other Secured Parties.
Upon payment in full of the Secured Indebtedness or otherwise upon any agreement by the Collateral Agent or the required Secured Lenders to release the Credit Agreement Liens on the Collateral (or any portion thereof), the Trustee hereby agrees that the Collateral Agent may, and agrees to take any action required to cause the Collateral Agent to, release all the Credit Agreement Liens on the Collateral (or any portion thereof) granted to the Collateral Agent, for the benefit of the Holders of the Notes and the Trustee pursuant to the Security Agreement to the same extent and on the same terms and conditions as the Collateral Agent, acting on behalf of the other Secured Parties, shall release such Credit Agreement Liens.
Section 4.Consent. The Company hereby consents to the granting of the Credit Agreement Liens on the Collateral for the benefit of the Holders of the Notes and the Trustee to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes on an equal and ratable basis as described in Section 3 above and in the Security Agreement until the release of the Credit Agreement Liens on the Collateral upon the repayment of the Secured Indebtedness or otherwise in accordance with the provisions described in Section 3 above.
Section 5.Execution as Supplemental Indenture. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Base Indenture, this Third Supplemental Indenture forms a part thereof.
Section 6.Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Indenture, or with a provision of the Trust Indenture Act, which is required to be included in this Second Supplemental Indenture, or in the Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable. If any provision hereof modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 7.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 8.Execution and Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts (which may be delivered by means of facsimile or e-mail), each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 9.Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Supplemental Indenture as of the day and year first above written.
OWENS & MINOR, INC.
By:    /s/ Richard A. Meier
Name:    Richard A. Meier
Title: Chief Financial Officer
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /s/ Elizabeth S. Boyd
Name: Elizabeth A. Boyd
Title: Vice President
GUARANTORS:
OWENS & MINOR DISTRIBUTION, INC.
By:    /s/ Richard A. Meier
Name: Richard A. Meier
Title: Chief Financial Officer
OWENS & MINOR MEDICAL, INC.
By:    /s/ Richard A. Meier
Name:    Richard A. Meier
Title: Chief Financial Officer

BARISTA ACQUISITION I, LLC
By:    /s/ Richard A. Meier
Name:    Richard A. Meier
Title: Chief Financial Officer
BARISTA ACQUISITION II, LLC
By:    /s/ Richard A. Meier
Name:    Richard A. Meier
Title: Chief Financial Officer
O&M HALYARD, INC.
By:    /s/ Richard A. Meier
Name:    Richard A. Meier
Title: Chief Financial Officer

Exhibit A
Form of Security Agreement
[See Exhibit 10.2 to Form 8-K filed on May 4, 2018]